Exhibit 99.1

Contact:

Patrick J. Sullivan, Chairman, President, & CEO

Anne Rivers, Investor Relations

Jeff Keene, Healthcare Media

Cytyc Corporation: 978-266-3010

www.cytyc.com

David Walsey

Media: Greg Tiberend

The Ruth Group: 646-536-7029

Shanti Skiffington/Wendy Williams

Schwartz Communications: 781-684-0770

FOR IMMEDIATE RELEASE

CYTYC REPORTS RECORD QUARTER AND YEAR END RESULTS

Year Over Year Sales Increase 28 Percent; Earnings Per Share Increases 74 Percent

Boxborough, MA, January 28, 2004 — Cytyc Corporation (Nasdaq:CYTC) today announced record sales results for the fourth quarter of 2003 of $78.3 million, an increase of 17 percent over the $66.7 million reported in the fourth quarter of 2002. Fourth quarter 2003 reported net income was $19.5 million, or $0.17 per diluted share, compared to reported $17.9 million, or $0.15 per diluted share, in the fourth quarter 2002.

For the year ended December 31, 2003, revenues grew 28 percent to $303.1 million compared to $236.5 million for the same period in 2002. Reported net income was $76.2 million, or $0.68 per diluted share for the year, compared to $47.9 million, or $0.39 per diluted share in 2002.

Patrick J. Sullivan, Cytyc’s chairman, president, and chief executive officer, commented, “I am pleased with Cytyc’s achievements in 2003, especially with how well our strong financial and operating performance positions us for the future. In 2004, we will continue to build on our leadership position in cervical cancer screening and concentrate on our growth opportunities. We are particularly focused on making the ThinPrep® Imaging System the standard of care for cervical cancer screening. Since FDA approval of the ThinPrep Imaging System last June through December 31, 2003, we have shipped 27 instruments, well ahead of our goal, and expect to place an additional 100 instruments in 2004.”

Mr. Sullivan further commented, “We will also continue to drive U.S. conversion and international expansion for worldwide adoption of our ThinPrep® Pap Test. Our recent announcement with Abbott Laboratories for the development and marketing of the ThinPrep UroCyte™ Preparation System demonstrates the value of the ThinPrep® System and provides an exciting growth opportunity to expand our non-gynecological business. Finally, we continue our commitment to the FirstCyte® Breast Test, a breast cancer risk assessment tool, and expect to initiate an outcomes study to further define the value of ductal lavage cytology in high-risk women.”

Cytyc management will discuss fourth quarter results, business highlights and future expectations during a conference call on January 28, at 5:30 p.m. (Eastern). The call will be hosted by Patrick Sullivan, chairman, president, and chief executive officer; Daniel Levangie, executive vice president; Leslie Teso-Lichtman, vice president, controller, acting chief financial officer and treasurer; and Christopher Bleck, vice president of commercial operations. A live webcast of the call may be accessed at Cytyc’s website, http://ir.cytyc.com, and the event will be available for replay at this site approximately two hours following the call until February 9, 2004. Those without web access may access the call by dialing 973-582-2710. A telephonic replay of the call will be available through February 9, 2004, by dialing 973-341-3080 (Reservation #: 4422574).

Cytyc Corporation designs, develops, manufactures, and markets the ThinPrep® System for use in medical diagnostic applications primarily focused on women’s health. The ThinPrep System is widely used for cervical cancer screening and is the platform from which the Company has launched its expansion into breast cancer risk assessment with the FirstCyte® Breast Test. The ThinPrep System consists of the ThinPrep® 2000 Processor, ThinPrep® 3000 Processor, ThinPrep® Imaging System, and related reagents, filters, and other supplies. Cytyc is traded on The Nasdaq Stock Market under the symbol CYTC.

Cytyc, ThinPrep, and FirstCyte are registered trademarks of Cytyc Corporation.

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements relating to the Company’s future financial condition, operating results and economic performance, and management’s expectations regarding future growth opportunities, product acceptance and business strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, dependence on key personnel and proprietary technology, uncertainty of product development efforts, product acceptance, management of growth, risks associated with litigation, competition and competitive pricing pressures, risks associated with the FDA regulatory approval processes and any healthcare reimbursement policies, and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including under the heading “Certain Factors Which May Affect Future Results” in its 2002 Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q filed with the Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

-TABLES TO FOLLOW-

Cytyc Corporation

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2003	December 31, 2002
Assets
Current assets:
Cash and investment securities	$177,897	$163,744
Accounts receivable, net	42,070	34,066
Inventories	17,801	11,012
Other current assets	4,859	9,777

Total current assets	242,627	218,599

Property and equipment, net	32,561	27,281
Other assets, net	115,712	115,746

Total Assets	$390,900	$361,626

Liabilities and Stockholders’ Equity
Current liabilities	$32,920	$36,585
Non-current liabilities	4,349	313
Stockholders’ equity	353,631	324,728

Total Liabilities and Stockholders’ Equity	$390,900	$361,626

Cytyc Corporation

Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,
	2003	2002
Net sales	$78,294	$66,743
Cost of sales	15,781	12,952

Gross profit	62,513	53,791

Operating expenses:
Research and development	3,735	2,640
Sales and marketing	19,346	18,844
General and administrative	8,297	3,808

Total operating expenses	31,378	25,292

Income from operations	31,135	28,499

Other income, net:
Interest income	541	762
Other income (expense)	309	(354)

Total other income, net	850	408

Income before provision for income taxes	31,985	28,907

Provision for income taxes	12,482	10,990

Net Income	$19,503	$17,917

Net income per common and potential common share:
Basic	$0.18	$0.16

Diluted	$0.17	$0.15

Weighted average common and potential common shares outstanding:
Basic	109,694	115,185

Diluted	111,633	116,868

Cytyc Corporation

Consolidated Statements of Income

(in thousands, except per share data)

	Twelve Months Ended December 31,
	2003	2002
Net sales	$303,060	$236,493
Cost of sales	57,420	48,622

Gross profit	245,640	187,871

Operating expenses:
Research and development	14,724	14,524
Sales and marketing	79,547	69,971
General and administrative	28,008	23,125
Expenses related to terminated merger	—	5,705

Total operating expenses	122,279	113,325

Income from operations	123,361	74,546

Other income, net:
Interest income	2,425	3,505
Other income (expense)	197	(794)

Total other income, net	2,622	2,711

Income before provision for income taxes	125,983	77,257

Provision for income taxes	49,763	29,363

Net income	$76,220	$47,894

Net income per common and potential common share:
Basic	$0.69	$0.40

Diluted	$0.68	$0.39

Weighted average common and potential common shares outstanding:
Basic	110,983	120,114

Diluted	112,807	122,782